Subsidiaries of Firstar Corporation		                    Exhibit 21



Firstar Corporation has no parents. The following list shows the name of each subsidiary of Firstar and the percentage of ownership as of December 31, 1998.

                                      Percentage   Jurisdiction in which
Name of Subsidiary                     Ownership  Incorporated or Organized
------------------------------------  ----------  -------------------------
1  Firstar Bank, National
   Association                              100%  United States

1  Firstar Bank Milwaukee, National
   Association                              100%  United States

1  Firstar Bank Wisconsin                   100%  Wisconsin

1  Firstar Bank Iowa, National
   Association 	                          100%  United States

1  Firstar Bank Burlington, National
   Association                              100%  United States

1  Firstar Bank of Minnesota, National
   Association                              100%  United States

1  Firstar Bank Illinois                    100%  Illinois

1  Firstar Bank U.S.A., National
   Association                              100%  United States

2  Firstar Metropolitan Bank & Trust        100%  Arizona

1  Firstar BankWausau, National
   Association                              100%  United States

6  Firstar Corporation(WI)                  100%  Wisconsin

1  Firstar Corporation of Arizona           100%  Arizona

1  Firstar Mutual Funds LLC                 100%  Wisconsin

1  Firstar Trust Company of Florida,
   National Association                     100%  United States

1  Firstar Investment Research &
   Management Company, LLC                  100%  Wisconsin

1  Firstar Insurance Services, LLC 	        100%  Wisconsin

3  Firstar Investment Services, Inc.        100%  Wisconsin

1  Elan Life Insurance Company            79.00%  Arizona

1  Firstar Title Corp.                      100%  Wisconsin

3  Firstar Community Investment
   Corporation                              100%  Wisconsin

3  Firstar Equipment Finance
   Corporation 	                          100%  Wisconsin

3  Firstar Lease Receivables
   Corporation 	                          100%  Wisconsin

3  Firstar Home Mortgage Corporation        100%  Wisconsin

3  Firstar Equipment Corporation            100%  Wisconsin

1  Firstar Finance, Inc                     100%  Ohio

1  Star Capital Corporation                 100%  Ohio

1  Miami Valley Insurance Company           100%  Arizona

3  Firstar Trade Services
   Corporation                              100%  Wisconsin

5  Firstar Trade Services Limited           100%  Hong Kong

3  Milwaukee Capital Corporation            100%  Nevada

4  Wisconsin Capital Corporation            100%  Nevada

1  Firstar Capital Trust I                  100%  Delaware

1  Star Capital I                           100%  Delaware



Notes
-----
1  Subsidiary of Firstar Corporation(WI)
2  Subsidiary of Firstar Corporation of Arizona
3  Subsidiary of Firstar Bank Milwaukee, National Association
4  Subsidiary of Firstar Bank Wisconsin
5  Subsidiary of Firstar Trade Services Corporation
6  Subsidiary of Firstar Corporation